UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

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EXPLANATORY NOTE

ResMed Inc. is filing this Amendment Number 1 to amend the definitive proxy statement for its 2018 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on October 3, 2018. The section entitled “Audit Fees” has been corrected, because the numbers in the original filed proxy statement were not updated from 2017. The following section replaces in its entirety the section entitled “Audit Fees” from page 77 of the proxy statement filed on October 3, 2018.

All other items in the original proxy statement remain unchanged.

AUDIT FEES

The following table presents fees for professional audit services by KPMG LLP for the audit of our annual financial statements for fiscal years 2018 and 2017, and fees billed for other services by KPMG LLP.

Fees	2018	2017
Audit fees(a)	$2,694,118	$2,021,613
Audit-related fees	$35,000	$0
Tax-related fees	$175,086	$0
All other fees(b)	$0	$25,000
Total fees	$2,904,204	$2,046,613

(a)

Fees for audit services consisted of: (1) audits of our annual financial statements and systems of internal accounting controls; (2) reviews of our quarterly financial statements; (3) consents and other services related to US SEC matters; and (4) Sarbanes-Oxley Act Section 404 attestation reports.

(b)	Fees related to review and approvals of financial statements included in registration statements.

Pre-approval policy

The audit committee pre-approves all audit and permissible non-audit fees. Since the 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of KPMG LLP was approved in advance by our audit committee, and none of those engagements made use of the rules’ de minimus exception to pre-approval.